EXHIBIT 99.5

INSTRUCTIONS FOR USE OF

V.I. TECHNOLOGIES, INC.

RIGHTS CERTIFICATES

CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER

AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by V.I. Technologies, Inc., a Delaware corporation (the “Company”), to the holders of record (“the Recordholders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Company’s prospectus dated March     , 2005 (the “Prospectus”). Recordholders of Common Stock at the close of business on March 9, 2005 (the “Record Date”) are receiving subscription rights (the “Rights”) for each share of Common Stock held by them on the Record Date. Each Recordholder will receive 0.80 Rights for each share of Common Stock owned of record as of the close of business on the Record Date. Each whole Right is exercisable, upon payment of $0.20 as described below (the “Subscription Price”), to purchase one share (each, an “Underlying Share”) of Common Stock (the “Basic Subscription Privilege”). An aggregate of 27,500,000 Underlying Shares are being offered by the Prospectus. The Rights will expire, if not exercised, at 5:00 p.m., Eastern Standard Time, on April     , 2005, unless extended as described in the Prospectus (as it may be extended, the “Expiration Time”). After the Expiration Date, the unexercised rights will be null and void.

No fractional Rights or cash in lieu thereof will be issued or paid. The number of total Rights distributed to each shareholder of the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights. Nominee holders of Common Stock that hold, on the Record Date, shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder makes a proper showing to the Subscription Agent, as determined in the Company’s sole and absolute discretion.

The number of Rights to which you are entitled is printed on the face of your “Rights Certificate.” You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the applicable Rights Certificate and returning it to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE. ONCE A RIGHTSHOLDER HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

1.	SUBSCRIPTION PRIVILEGE

To exercise Rights, complete your Rights Certificate and deliver your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege, to the Subscription Agent, on or prior to the Expiration Time.

Payment of the applicable Subscription Price must be made for the full number of shares of Common Stock being subscribed for by (a) certified or personal check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) wire transfer of immediately available funds to the account maintained by the Subscription Agent for such purpose at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA No. 021-000-021 Account #323-053785 . THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED

BY THE SUBSCRIPTION AGENT ONLY UPON (I) THE CLEARANCE OF ANY UNCERTIFIED CHECK, (II) THE RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER, OR (III) THE RECEIPT OF COLLECTED FUNDS IN THE SUBSCRIPTION AGENT’S ACCOUNT REFERRED TO ABOVE.

If paying by uncertified personal check, please note that the funds paid thereby may take five business days or more to clear. Accordingly, Rightsholders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds.

Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the “Notice of Guaranteed Delivery”) from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an “Eligible Institution”), to be received by the Subscription Agent at or prior to the Expiration Time, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate within three business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within three business days of the Notice of Guaranteed Delivery.

Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent, at the address, or by calling the telephone number, indicated below.

The address and telecopier numbers of the Subscription Agent are as follows:

By Courier, by Registered Mail or by Hand:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Attention: Stockholder Services

Facsimile Transmission (Eligible Institutions Only):(718) 234-5001

Telephone Number for Confirmation:(800) 937-5449

The address and telephone numbers, for inquiries, information or requests for additional documentation are as follows:

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attention: John R. Barr

Telephone Number (617) 926-1551

You may request the Subscription Agent to issue you a new Rights Certificate evidencing the unexercised Rights (see Section 4 of these “Instructions”). If you choose to have a new Rights Certificate sent, you may not receive any such new Rights Certificate in sufficient time to permit the exercise of the Rights evidenced thereby.

If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the aggregate Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the aggregate Subscription Price transmitted or delivered by you, subject to the limit on the number of shares of Common Stock available to be purchased in the Rights Offering and applicable proration.

2.	CONDITIONS TO COMPLETION OF THE RIGHTS OFFERING

It is a condition to the consummation of the rights offering that the Company’s merger with Panacos Pharmaceuticals, Inc. and its financing with Great Point Partners, LLC and certain other investors close. The Company has the right to terminate the Rights Offering for any reason before the Rights expire.

3.	DELIVERY OF SHARES OF COMMON STOCK

As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will deliver to each validly exercising Rightsholder, certificates representing shares of Common Stock purchased pursuant to such exercise. Such shares will be issued in the same form, certificated or book-entry, as such Rightsholder’s shares were held on the Record Date, unless instructions are otherwise provided on the applicable Rights Certificate (which instructions must be guaranteed by an Eligible Institution). The deliveries will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary. See “The Rights Offering—Subscription Privileges” in the Prospectus.

4.	TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS

Send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided), signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may assign your unexercised Rights to a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued or are to be delivered to an address other than the one set forth on the face of the old Rights Certificate. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Rights Certificate(s) in time to enable the Rightsholder to complete exercise by the Expiration Time. Neither the Company nor the Subscription Agent will be liable for any such delays.

Nominee holders of Common Stock that hold, on the Record Date, shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder makes a proper showing to the Subscription Agent, as determined in the Company’s sole and absolute discretion.

5.	EXECUTION

a)	Execution by Registered Holder(s). The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

b)	Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority, in its sole and absolute discretion.

c)	Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

6.	METHOD OF DELIVERY

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightsholder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Time. Because uncertified personal checks may take five business days or more to clear, you are strongly urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds.

7.	SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY

In the case of holders of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Basic Subscription Privilege may be effected by instructing DTC to transfer Rights (such Rights being “DTC Exercised Rights”) from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege.

8.	SUBSTITUTE FORM W-9

Each Rightsholder who elects to exercise the Rights through the Subscription Agent should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) and, where applicable, certification of such Rightsholder’s exemption from backup withholding on Substitute Form W-9. Each foreign Rightsholder who elects to exercise the Rights through the Subscription Agent should provide the Subscription Agent with certification of foreign status on Substitute Form W-8. Copies of Substitute Form W-8 and additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to 28% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).

IMPORTANT TAX INFORMATION

Under United States federal income tax law, the distribution by us of dividend payments and other distributions that may be made by us on shares of our common stock issued upon the exercise of rights may be subject to backup withholding and information reporting. Each rightsholder who exercises rights is required to provide the Subscription Agent (as our agent) with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below. If such stockholder is an individual, the TIN is his or her social security number. If the Subscription Agent is not provided with a correct TIN, then the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”).

Exempt rightsholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders, other than foreign persons, should furnish their TIN, write “Exempt” in Part 2 of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Subscription Agent. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, we or our Subscription Agent, as the case may be, will be required to withhold 28% of any “reportable payments” made to the rightsholder. Backup withholding is not an additional tax. Rather, the tax liability of person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

PURPOSE OF SUBSTITUTE FORM W-9

Use Substitute Form W-9 to give your correct TIN to the payer (the person requesting your TIN) and, when applicable, (1) to certify that the TIN you are using is correct (or that you are waiting for a TIN to be issued), (2) to certify that you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. To prevent backup withholding, a rightsholder is required to notify the Subscription Agent of such holder’s correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN). Each rightsholder must sign and date the Substitute Form W-9 in the space indicated.

WHAT IS BACKUP WITHHOLDING?

In general, we are required to withhold and pay to the IRS 28% of all “reportable payments” made to rightsholders if any such holder fails to provide us or our paying agent with a correct TIN or fails to report all taxable interest and dividend income on his or her tax return, or if the IRS notifies us that such holder is subject to backup withholding. This is called “backup withholding.” If you give the payer your correct TIN, make proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Certain payees are exempt from backup withholding and information reporting. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT?

Each rightsholder is required to give the Subscription Agent such holder’s Social Security Number or Employer Identification Number of the record owner of the common stock or rights. If the common stock or rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report. If the rightsholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the rightsholder should check the box in Part 1(b), sign and date the Substitute Form W-9, and sign the attached “Certificate of Awaiting Taxpayer Identification Number.” If the box in Part 1(b) is checked, the Subscription Agent will withhold at a rate equal to 28% on “reportable payments” made to the rightsholder, but such withholdings will be refunded if such holder provides a TIN within 60 days.

REQUESTER’S NAME:

Give Form to the Requestor: Do Not send to the IRS.

Name

Business name, if different from above

Check appropriate box: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other

Address (number, street and apt or suite no)

City, State and Zip code

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service

Part I—TAXPAYER IDENTIFICATION NUMBER (TIN). Enter your TIN in the appropriate box. For most individuals, this is your social security number (SSN). For most other entities, it is your employer identification number (EIN).

Social Security Number OR Employer Identification Number

Part II—If you do not have a TIN, check the “TIN Applied for” box below. See “How to Get a TIN” in the enclosed Guidelines. If you are exempt from backup withholding, check the “Exempt” box below. See “Exemption from TIN Applied for ☐.”

TIN Applied for ☐            Exempt ☐

Part III—CERTIFICATION

UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1)    the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (d) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS.—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

The Internal Revenue Service does not require your consent to any provision of the document other than the certifications required to avoid backup withholding.

SIGNATURE	DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT A RATE EQUAL TO 28% ON ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9 INDICATING YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, backup withholding at the rate of 28% will be withheld on all reportable payments made to me.

Signature	Date

Name (please print)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.— Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000.

The table below will help determine the number to give the payer.

For this type of account:	Give Name and SSN of:	For this type of account:	Give Name and SSN of:
1. Individual	The individual	6. A valid trust, estate or pension trust	The legal entity (4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. Corporation	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Association, club, religious, charitable, educational or other tax- exempt organization	The organization

4a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Partnership	The partnership

4b. The so-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10. A broker or registered nominee	The broker or nominee

5. Sole proprietorship	The owner (3)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

2)	Circle the minor’s name and furnish the minor’s social security number.

3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

4)	Show the name of the owner. You may also enter your business name. You may use either your social security number or employer identification number.

5)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don’t have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

•	Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an IRA, or a custodial account under section 403(b)(7) of the Code.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

Payees that may be exempt from backup withholding include the following:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

IF YOU ARE AN EXEMPT PAYEE, FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.—Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, States, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.